Exhibit 99.1

Perrigo Company Announces Tender Offer and Consent Solicitation

for its 2.950% Notes due 2023

ALLEGAN, Mich., November 5, 2013 /PRNewswire/ – Perrigo Company (NYSE, TASE: PRGO) today announced that it is commencing a tender offer to purchase any and all of its outstanding $600 million in aggregate principal amount of 2.950% notes due 2023 (CUSIP No. 714290AD5) (the “Notes”) through a cash tender offer (the “Tender Offer”). The Tender Offer will expire at 8:00 a.m., New York City time, on December 23, 2013 (the “Expiration Time”), unless extended or earlier terminated.

In connection with the Tender Offer, Perrigo is also soliciting the consents (the “Consent Solicitation”) of holders (“Holders”) of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due) and certain event of default and defeasance provisions from the indenture and to reduce the minimum redemption notice period from 30 days to three business days.

The following table summarizes the material pricing terms for the Tender Offer.

CUSIP No.	Outstanding Principal Amount	Title of Security	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Total Consideration(1)	Consent Payment	Hypothetical Tender Offer Consideration(2)
714290AD5	$600,000,000	2.950% Notes due 2023	2.00% U.S. Treasury Note due 2023	BBT7	20 bps	$1,017.38	$30	$987.38

(1)	Based upon a Reference Yield of 2.534% as of 2:00 p.m., New York City time, on November 4, 2013 and the resulting Tender Offer Yield (as defined in the Offer to Purchase and Consent Solicitation) of 2.734%; excludes accrued and unpaid interest.

(2)	Represents the Total Consideration minus an amount equal to $30 for each $1,000 principal amount of Notes validly tendered constituting the Consent Payment.

In order to be eligible to receive the Total Consideration (as defined below) for Notes, Holders must validly tender and not validly withdraw their Notes and provide a consent (a “Consent”) to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on November 19, 2013, unless extended by Perrigo in its sole discretion (the “Consent Deadline”).

The consideration (the “Total Consideration”) for each $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Consent Deadline will be determined in the manner described in Perrigo’s Offer to Purchase and Consent Solicitation, dated November 5, 2013, by reference to a fixed spread over the yield based on the bid-side price of the U.S. Treasury Security specified in the Offer to Purchase and Consent Solicitation, as calculated by the Dealer Managers and Solicitation Agents (as defined below) at 2:00 p.m., New York City time, on November 20, 2013, unless extended by Perrigo in its sole discretion.

The Total Consideration includes an amount in cash equal to $30 for each $1,000 principal amount of Notes validly tendered (the “Consent Payment”) that Perrigo is offering to pay, subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation, to each Holder who validly delivers its Consent to the Proposed Amendments at or prior to the Consent Deadline and does not validly withdraw its Notes (and revoke its Consent).

Holders who validly tender their Notes after the Consent Deadline, but at or prior to the Expiration Time, will not be eligible to receive the Consent Payment and, for each $1,000 principal amount of Notes validly tendered, will receive an amount in cash equal to the Total Consideration minus the Consent Payment (the “Tender Offer Consideration”).

Holders will receive accrued and unpaid interest in respect of their purchased Notes (the “Accrued Interest”) up to, but not including, the Settlement Date (as defined below) for all of their validly tendered Notes that Perrigo accepts for purchase in the Tender Offer.

Holders may not tender their Notes without delivering their Consents pursuant to the Consent Solicitation and may not deliver Consents without tendering their Notes pursuant to the Tender Offer.

Tendered Notes may be withdrawn and Consents may be revoked in accordance with the terms of the Tender Offer at or prior to 5:00 p.m., New York City time, on November 19, 2013, but not thereafter, other than as required by applicable law, unless such time is extended by Perrigo in its sole discretion (such time, as may be extended, the “Withdrawal Deadline”). Perrigo may extend the Consent Deadline without extending the Withdrawal Deadline.

Payment of the Total Consideration plus Accrued Interest in the case of Notes that are validly tendered at or prior to the Consent Deadline and not validly withdrawn at or prior to the Withdrawal Deadline and payment of the Tender Offer Consideration plus Accrued Interest in the case of Notes validly tendered after the Consent Deadline but at or prior to the Expiration Time will be made promptly after the Expiration Time (the “Settlement Date”), provided that the conditions to the Tender Offer and the Consent Solicitation have been satisfied or waived. The Settlement Date for the Tender Offer is expected to be within three Business Days following the Expiration Time. “Business Day” means any day, other than Saturday, Sunday or a U.S. federal or Irish holiday.

This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, completing certain financing transactions and the Acquisition. If any of the conditions are not satisfied, Perrigo is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make any Consent Payments. Additionally, the Company has reserved the right to terminate the Tender Offer and the Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and the Consent Solicitation are included in Perrigo’s Offer to Purchase and Consent Solicitation, dated November 5, 2013.

Requests for documents may be directed to the Information Agent and Tender Agent, at (212) 269-5550 (banks and brokers), (800) 290-6426 (all others) or perrigo@dfking.com.

Barclays Capital Inc. and HSBC Securities (USA) Inc. will act as Dealer Managers (the “Dealer Managers”) and Solicitation Agents (the “Solicitation Agents”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or HSBC Securities (USA) Inc. at (212) 525-5552 (collect) or (888) HSBC 4 LM (toll free).

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Allegan, Michigan-based Perrigo Company has grown to become a leading global provider of quality, affordable healthcare products. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, animal health, dietary supplements and active pharmaceutical ingredients (API). The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of logistics operations have evolved over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer to Purchase and Consent Solicitation and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Information Agent and Tender Agent or the Dealer Managers and Solicitation Agents. None of the Company, the Information Agent and Tender Agent or the Dealer Managers and Solicitation Agents makes any recommendation in connection with the Tender Offer or the Consent Solicitation.

Cautionary Statement regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as

“may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 30, 2012, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

General

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the Company disclaims any responsibility or liability for the violations of any such restrictions by any person.

SOURCE Perrigo Company

For further information: Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, E-mail: ajshannon@perrigo.com; Bradley Joseph, Senior Manager, Investor Relations and Global Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com